Exhibit 99.1

NEWS RELEASE

Release No.

414 Union Street, Suite 2000	Contact:
Nashville, TN 37219-1711	Mary Cohn (Media Relations)
615.986.5600	615-986-5886
Fax: 615.986.5666	Mike Kinney / Becky Barckley (Investor Relations)
615-986-5600

FOR RELEASE AT 8:00 A.M. (ET) WEDNESDAY, APRIL 26, 2006

LP Reports First Quarter 2006 Profits

Louisiana-Pacific Corporation (LP) (NYSE: LPX) reported today first quarter net income of $84 million, or $0.79 per diluted share, on sales from continuing operations of $678 million. In the first quarter of 2005, LP’s net income was $102 million, or $0.92 per diluted share, on sales from continuing operations of $661 million.

For the first quarter of 2006, income from continuing operations was $85 million, or $0.80 per diluted share. In the first quarter of 2005, LP’s income from continuing operations was $105 million, or $0.95 per diluted share.

“LP had a very strong first quarter,” said CEO Rick Frost. “Sales volumes were higher in most of our product lines as our sales force was able to capitalize on the strategic investments we have made to increase capacity over the last several years and continued healthy demand for our building products. Oriented strand board (OSB) sales volume grew 14% over the same quarter last year due to volume increases resulting from our reinvestment program and the production ramp-up at our Peace Valley joint venture mill in British Columbia. Other product lines showing volume growth over the same quarter last year included LP SmartSide® (13%),  Laminated veneer lumber (LVL) (4%), Decking (35%) and Moulding (4%).”

Frost continued, “While OSB pricing was lower by 18% compared to Q1 of 2005, the price levels for most of our other products were higher, partially to offset raw material cost increases. Raw materials costs did moderate from the high level experienced last quarter, but with the recent volatility of oil pricing, controlling and predicting these costs will be an ongoing challenge.”

At 11:00 a.m. ET (8:00 a.m. PT) today, LP will host a webcast on its first quarter 2006 financial results. To access the live webcast and accompanying presentation, visit www.lpcorp.com and go to the “Investor Relations” section from the main menu.

LP is a premier supplier of building materials, delivering innovative, high-quality commodity and specialty products to its retail, wholesale, homebuilding and industrial customers. Visit LP’s web site at www.lpcorp.com for additional information on the company.

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FORWARD LOOKING STATEMENTS

This news release contains statements concerning Louisiana-Pacific Corporation’s (LP) future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters addressed in these statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts, market demand for the company’s products, and prices for structural products; the effect of forestry, land use, environmental and other governmental regulations; the ability to obtain regulatory approvals; and the risk of losses from fires, floods and other natural disasters. These and other factors that could cause or contribute to actual results differing materially from those contemplated by such forward-looking statements are discussed in greater detail in the company’s Securities and Exchange Commission filings.

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

FINANCIAL AND QUARTERLY DATA

(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended March 31,
	2006	2005

Net sales	$678.3	$661.4

Income before taxes and equity in earnings of unconsolidated affiliates	$128.0	$165.0

Income from continuing operations excluding (gain) loss on sale or impairment of long-lived assets and other operating credits and charges, net	$84.9	$105.1

Income from continuing operations	$84.9	$105.4

Net income	$83.7	$101.7

Net income per share - basic	$0.79	$0.92
- diluted	$0.79	$0.91
Average shares outstanding (in millions)
Basic	105.8	110.5
Diluted	106.3	111.3

Calculation of income from continuing operations excluding (gain) loss on sale or impairment of long-lived assets and other operating credits and charges, net:

Income from continuing operations	$84.9	$105.4

(Gain) loss on sale or impairment of long-lived assets	(0.1)	(0.2)
Other operating credits and charges, net	0.1	(0.3)
	—	(0.5)
Provision for income taxes on above items	—	0.2
	—	(0.3)

	$84.9	$105.1

Per share - basic	$0.80	$0.96
diluted	$0.80	$0.95

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended March 31,
	2006	2005

Net Sales	$678.3	$661.4
OPERATING COSTS AND EXPENSES
Cost of sales	485.5	425.6
Depreciation, amortization and cost of timber harvested	34.5	32.9
Selling and administrative	42.0	37.6
(Gain) loss on sale or impairment of long-lived assets	(0.1)	(0.2)
Other operating credits and charges, net	0.1	(0.3)
Total operating costs and expenses	562.0	495.6

Income from operations	116.3	165.8

NON-OPERATING INCOME (EXPENSE)
Foreign currency exchange (loss) gain	2.1	(0.6)
Interest expense, net of capitalized interest	(13.4)	(15.7)
Investment income	23.0	15.5
Total non-operating income (expense)	11.7	(0.8)

Income before taxes and equity in earnings of unconsolidated affliates	128.0	165.0
Provision for income taxes	44.3	60.3
Equity in earnings of unconsolidated affliates	(1.2)	(0.7)

Income from continuing operations	84.9	105.4

DISCONTINUED OPERATIONS
Loss from discontinued operations	(2.0)	(6.0)
Benefit for income taxes	(0.8)	(2.3)
Loss from discontinued operations	(1.2)	(3.7)

Net income	$83.7	$101.7

Net income per share of common stock (basic):
Income from continuing operations	$0.80	$0.95
Loss from discontinued operations	(0.01)	(0.03)
Net Income - per share basic	$0.79	$0.92

Net income per share of common stock (diluted):
Income from continuing operations	$0.80	$0.95
Loss from discontinued operations	(0.01)	(0.04)
Net Income - per share diluted	$0.79	$0.91

Average shares of stock outstanding - basic	105.8	110.5
Average shares of stock outstanding - diluted	106.3	111.3

CONDENSED CONSOLIDATED BALANCE SHEETS

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions) (Unaudited)

	March 31, 2006	December 31, 2005
ASSETS
Cash and cash equivalents	$698.1	$607.6
Short-term investments	612.6	717.3
Receivables, net	177.2	146.8
Inventories	280.3	240.3
Prepaid expenses and other current assets	7.3	14.4
Deferred income taxes	4.9	—
Current portion of notes receivable from asset sales	70.8	70.8
Total current assets	1,851.2	1,797.2

Timber and timberlands	92.7	92.9

Property, plant and equipment	1,877.1	1,848.9
Accumulated depreciation	(1,096.7)	(1,065.6)
Net property, plant and equipment	780.4	783.3
Goodwill	273.5	273.5
Notes receivable from asset sales	333.0	333.0
Long-term investments	22.7	13.5
Restricted cash	40.1	55.6
Investments in and advances to affliates	216.5	211.0
Other assets	37.8	38.0
Total assets	$3,647.9	$3,598.0
LIABILITIES AND EQUITY
Current portion of long-term debt	$0.7	$18.9
Current portion of limited recourse notes payable	69.7	69.7
Accounts payable and accrued liabilities	244.7	245.5
Current portion of contingency reserves	12.0	12.0
Total current liabilities	327.1	346.1

Long-term debt, excluding current portion:
Limited recourse notes payable	326.8	326.8
Other long-term debt	407.2	408.0
Total long-term debt, excluding current portion	734.0	734.8

Contingency reserves, excluding current portion	26.8	31.4
Other long-term liabilities	67.3	65.8
Deferred income taxes	376.4	377.0
Commitments and contingencies
Stockholders’ equity:
Common stock	116.9	116.9
Additional paid-in capital	432.7	435.5
Retained earnings	1,877.5	1,809.7
Treasury stock	(245.7)	(257.0)
Accumulated comprehensive loss	(65.1)	(62.2)
Total stockholders’ equity	2,116.3	2,042.9
Total liabilities and equity	$3,647.9	$3,598.0

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions) (Unaudited)

	Quarter Ended March 31,
	2006	2005

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$83.7	$101.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and cost of timber harvested	34.5	33.3
Earnings of unconsolidated affiliates	(1.2)	(0.7)
(Gain) loss on sale or impairment of long-lived assets	(0.1)	0.3
Stock based compensation expense related to stock plans	1.5	0.4
Excess tax benefits from stock based compensation	(2.5)	-
Tax effect of exercise of stock options	-	2.6
Exchange (gain) loss on remeasurement	(0.2)	2.6
Cash settlement of contingencies	(4.5)	(2.1)
Cumulative translation adjustment and other	0.8	(3.7)
Increase in receivables	(30.6)	(36.7)
Increase in inventories	(41.2)	(55.3)
Decrease in prepaid expenses	7.1	5.5
Increase in accounts payable and accrued liabilities	8.3	3.0
Increase (decrease) in deferred income taxes	(7.4)	14.8
Net cash provided by operating activities	48.2	65.7

CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant, and equipment additions	(37.6)	(20.8)
Investments in and advances to joint ventures	(4.4)	(23.6)
Cash paid for purchase of investments	(2,325.1)	(1,159.2)
Proceeds from sales of investments	2,421.9	1,172.4
(Increase) decrease in restricted cash under letter of credit requirements	15.5	(0.6)
Other investing activities, net	0.3	(0.7)
Net cash provided by (used in) investing activities	70.6	(32.5)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of debt	(20.0)	-
Sale of common stock under equity plans	4.6	8.4
Payment of cash dividends	(15.9)	(11.0)
Excess tax benefits from stock-based compensation	2.5	—
Net cash used in financing activities	(28.8)	(2.6)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	0.5	(0.9)

Net increase in cash and cash equivalents	90.5	29.7
Cash and cash equivalents at beginning of period	607.6	544.7

Cash and cash equivalents at end of period	$698.1	$574.4

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

SELECTED SEGMENT INFORMATION

(Dollar amounts in millions) (Unaudited)

	Quarter Ended March 31,
	2006	2005

Net sales:
OSB	$397.6	$416.2
Siding	120.7	95.4
Engineered Wood Products	112.4	109.3
Other	47.6	42.8
Less: Intersegment sales	—	(2.3)
	$678.3	$661.4

Operating profit (loss):
OSB	$111.0	$171.3
Siding	18.6	7.0
Engineered Wood Products	11.3	5.6
Other	5.4	5.5
Other operating credits and charges, net	(0.1)	0.3
Gain (loss) on sales or impairment of long-lived assets	0.1	0.2
General corporate and other expenses, net	(28.8)	(23.4)
Foreign currency gains (losses)	2.1	(0.6)
Investment income (interest expense), net	9.6	(0.2)
Income from operations before taxes	129.2	165.7
Provision for income taxes	44.3	60.3
Income from continuing operations	$84.9	$105.4

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

NOTES TO FINANCIAL DATA

(Dollar amounts in millions, except per share amounts) (Unaudited)

1.               Results of operations for interim periods are not necessarily indicative of results to be expected for an entire year.

2.               The major components of  “Other operating credits and charges, net” in the Consolidated Statements Of Income for the quarter ended March 31 are described below:

In the first quarter of 2005, LP recorded a gain of $0.9 million ($0.6 million after taxes, or $0.01 per diluted share) associated with the recovery of a previous loss associated with the sale of the Samoa, California pulp mill and a charge of $0.6 million ($0.4 million after taxes, or $0.00 per diluted share) associated with the relocation and consolidation of LP’s corporate offices to Nashville, Tennessee.

In the first quarter of 2006, LP recorded a charge of $0.1 million associated with the relocation and consolidation of LP’s corporate offices to Nashville, Tennessee.

3.              Income Taxes

	Quarter Ended March 31,
	2006	2005
Income from continuing operations	$129.2	$165.7
Loss from discontinued operations	(2.0)	(6.0)
	127.2	159.7
Total tax provision	(43.5)	(58.0)
Net income	$83.7	$101.7

Accounting standards require that the estimated effective income tax rate (based upon estimated annual amounts of taxable income and expense) by income component for the year be applied to year-to-date income or loss at the end of each quarter. Each quarter the income tax accrual is adjusted to the latest estimate and the difference from the previously accrued year-to-date balance is adjusted to the current quarter. For the quarters ended March 31, 2006 and 2005, the primary differences between the U.S. statutory rate of 35% and the effective rate on continuing operations relate to the company’s foreign debt structure and state income taxes.

The components and associated effective income tax rates applied to each period are as follows:

	Quarter Ended March 31,
	2006		2005
	Tax Provision	Tax Rate	Tax Provision	Tax Rate
Continuing operations	$44.3	34%	$60.3	36%
Discontinued operations	(0.8)	40%	(2.3)	38%
	$43.5	34%	$58.0	36%

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

SUMMARY OF PRODUCTION VOLUMES

	Quarter Ended March 31
	2006	2005

Oriented strand board, million square feet 3/8” basis	1,414	1,371

Oriented strand board, million square feet 3/8” basis (produced by wood-based siding mills)	68	—

Wood-based siding, million square feet 3/8: basis	251	250

Engineered I-Joist, million lineal feet	21	27

Laminated veneer lumber (LVL), thousand cubic feet	2,963	3,193

Composite Decking, million lineal feet	15	12